Exhibit 99.1

LIVEXLIVE MEDIA APPOINTS RAMIN ARANI TO BOARD OF DIRECTORS

Experienced Portfolio Manager and Digital Media Expert Joins the LIVX Board

WEST HOLLYWOOD, Calif., Jan. 15th, 2019 -- LiveXLive Media, Inc. (NASDAQ: LIVX) (“LiveXLive”), a global digital media company focused on live entertainment, today announced the appointment of Ramin Arani to its Board of Directors. Mr. Arani, previously the lead portfolio manager for the $27 billion Fidelity Puritan Fund, and a 26-year veteran of Fidelity, will join the LiveXLive Board of Directors effective January 2019.

“I am excited to welcome Ramin to our Board of Directors,” said Robert Ellin, chairman and CEO of LiveXLive. “He’s supported our vision and mission as an early investor in LiveXLive, and his experience, deep industry knowledge and insight will bring tremendous value to our board, company and shareholders.”

Said Mr. Arani, “I look forward to bringing my experience to LiveXLive. As an early investor in the company, I’ve been impressed with the growth trajectory and vision of Mr. Ellin and his team.”

Mr. Arani is a 20-plus-year veteran of Fidelity Investments, one of the largest mutual funds in the world. He joined Fidelity’s equity research group in 1992, covering investments in defense electronics, real estate, entertainment and media, and the pharmaceutical and retail sectors. His tenure at Fidelity included management of the Fidelity Trend Fund, and the equity portion of Fidelity Asset Manager. He began co-managing the Fidelity Puritan Fund in February 2007 and had been the lead manager of the fund since February 2008. He holds a bachelor’s degree in International Relations from Tufts University.

Mr. Arani serves on the Board of Directors for Vice Media, Ellen Digital and the Opportunity Network. He also serves on the Executive Board of the Tufts University Institute for Global Leadership, the Board of Trustees for Devereux Advanced Behavioral Health, the University of Virginia College and Graduate School of Arts & Science, andDanny & Ron’s Animal Rescue non-profit. Mr. Arani is additionally a Trustee of the College Foundation of UVA.

Ramin will be a member of the board’s audit committee. He joins other LIVX directors, including Craig Foster, former CFO of Amobee; Jay Krigsman, EVP and Asset Manager of the Krausz Companies; Tim Spengler, President of Dentsu Aegis; Jerry Gold, LIVX Chief Strategy Officer and former CFO of Warner Music; and LIVX chairman, CEO and co-founder Rob Ellin.

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About LiveXLive Media, Inc.

LiveXLive Media, Inc. (NASDAQ: LIVX) (the “Company”) is a global digital media company focused on live entertainment. The Company operates LiveXLive, one of the industry’s leading live music video streaming platforms; and Slacker Radio, a streaming music pioneer; and also produces original music-related content. LiveXLive is the first ‘live social music network’, delivering premium livestreams, digital audio and on-demand music experiences from the world’s top music festivals and concerts, including Rock in Rio, EDC Las Vegas, Hangout Music Festival, and many more. LiveXLive also gives audiences access to premium original content, artist exclusives and industry interviews. Through its owned and operated Internet radio service, Slacker Radio (www.slacker.com), LiveXLive delivers its users access to millions of songs and hundreds of expert-curated stations. The Company also operates a social influencer network, LiveXLive Influencers. The Company is headquartered in West Hollywood, CA. For more information, visit us at www.livexlive.com and follow us on Facebook, Instagram and Twitter at @livexlive.

Forward-Looking Statements

All statements other than statements of historical facts contained in this press release are “forward-looking statements,” which may often, but not always, be identified by the use of such words as “may,” “might,” “will,” “will likely result,” “would,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or the negative of such terms or other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements. These factors include uncertainties as to identifying, acquiring, securing and developing content, ability to attract and retain users, ability to maintain compliance with certain financial and other covenants, successfully implementing the Company’s and Slacker’s growth strategy, including relating to their technology platforms and applications, management’s relationships with industry stakeholders, changes in economic conditions, competition, and other risks including, but not limited to, those described from in the Company’s 2018 Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on June 29, 2018, the Company’s Quarterly Report on Form 10-Q, filed with the SEC on November 14, 2018, and in the Company’s other filings and submissions with the SEC. These forward-looking statements speak only as of the date hereof and the Company disclaims any obligations to update these statements, except as may be required by law.

Media Contacts:

Rick Jennings

Step 3

rick@step-3.com

310-428-8575

Julie Farman

LiveXLive Media, Inc.

jfarman@livexlive.com

(310) 597-0355

Investor Contact:

Alex Wellins

The Blueshirt Group

alex@blueshirtgroup.com

(415) 217-5861